news release

November 9, 2015

Thompson Creek Reports Third Quarter 2015 Cash Balance of $217 Million and
Non-GAAP Unit Cash Cost on a By-Product Basis of Negative $0.16 per Pound of Copper Produced

Denver, CO – Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (the “Company” or “Thompson Creek”), a North American mining company, announced today financial results for the three and nine months ended September 30, 2015, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Thompson Creek ended the quarter with a strong cash position of $217 million and achieved non-GAAP unit cash cost, on a by-product basis, net of gold credits, of negative $0.16 per pound of copper produced. The Company has lowered its 2015 unit cash cost guidance on a by-product basis from $0.70 - $0.90 to $0.55 - $0.75 per pound of copper produced. Please see “Non-GAAP Financial Measures” below for the definition and reconciliation of non-GAAP cash costs.

During the quarter, the Company completed significant maintenance at the Langeloth facility on time and on budget.  The scheduled maintenance, which occurs every few years, allows the Company to continue providing tolling services and to upgrade purchased molybdenum concentrates for sale in the metallurgical and chemical markets. In 2015, the molybdenum business is expected to generate positive cash flow before capital expenditures of approximately $21 to $23 million, net of care and maintenance costs at the Thompson Creek and Endako molybdenum mines, enabling the Company to maintain the optionality of its molybdenum business.

“First and foremost, we once again significantly improved our safety performance from one year ago, which is directly attributable to the hard work and commitment of all of our employees,” said Jacques Perron, President and Chief Executive Officer of Thompson Creek. “We continue to focus on operational improvements at Mount Milligan Mine and our efforts have been rewarded by our excellent unit cash cost performance year-to-date. We are pleased to report that we successfully completed the installation of the second SAG discharge screen deck on October 26, and that the commissioning of the new configuration was completed at the end of October, with both screen decks operating as expected. Since restarting operations following the mill shutdown, we have been experiencing gradual improvements in throughput. Other than the permanent secondary crushing plant, all major modifications required to achieve our objectives have now been successfully completed, and we are confident that throughput will continue to increase through the remainder of the year.”

The Company also announced that it has engaged Moelis & Company and BMO Capital Markets to assist the Board in evaluating strategic and financial alternatives available to the Company, including debt refinancing and restructuring, new capital transactions and asset sales.

Highlights for the Third Quarter 2015

•
Total cash and cash equivalents at September 30, 2015 were $217.1 million, which included $19.0 million in tax refunds received during the quarter, compared to $265.6 million at December 31, 2014. Total debt, including capital lease obligations, at September 30, 2015 was $891.5 million, compared to $944.7 million at December 31, 2014.

•	Cash generated by operating activities was $38.5 million in the third quarter of 2015 compared to cash generated by operating activities of $83.0 million in the third quarter of 2014.

•
Consolidated revenues for the third quarter of 2015 were $141.7 million compared to $229.3 million in the third quarter of 2014. Copper and gold sales contributed $113.0 million in revenue in the third quarter of 2015 compared to $100.7 million in the third quarter of 2014. Molybdenum sales were $23.0 million for the third quarter of 2015 compared to $124.3 million in the third quarter of 2014. During the third quarter of 2015 we completed five shipments of copper and gold concentrate and recorded five sales compared to three shipments and three sales in the third quarter of 2014.

•
Payable production at Mount Milligan Mine for the third quarter of 2015 was 16.4 million pounds of copper and 53,791 ounces of gold, compared to payable production of 16.3 million pounds of copper and 60,366 ounces of gold for the third quarter of 2014.

•
Sales volumes and average realized sales prices for copper and gold for the third quarter of 2015 were 24.4 million pounds of copper at an average realized price of $2.09 per pound and 75,451 ounces of gold at an average realized price of $926 per ounce, as compared to 16.5 million pounds of copper at an average realized price of $3.02 per pound and 57,974 ounces of gold at an average realized price of $952 per ounce for the third quarter of 2014. Molybdenum sales volumes in the third quarter of 2015, which consisted of the sale of molybdenum inventory produced at our mines in 2014 and molybdenum sourced from third parties, were 2.9 million pounds at an average realized price of $7.86 per pound compared to 8.9 million pounds at an average realized price of $13.94 per pound for the third quarter of 2014.

•
Consolidated operating income for the third quarter of 2015 was $10.5 million compared to $63.8 million for the third quarter of 2014. The quarter over quarter decline in operating income was primarily due to a decrease in molybdenum sales, partially offset by an increase in gold sales. Consolidated operating income for the third quarter of 2015 was also impacted by $3.5 million of costs related to idle molybdenum mining operations.

•
Net loss for the third quarter of 2015 was $60.9 million, or $0.28 per diluted share, compared to a net loss of $11.1 million, or $0.05 per diluted share, for the third quarter of 2014. The net loss for the third quarter of 2015 and 2014 included primarily unrealized non-cash foreign exchange losses of $68.8 million and $60.3 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net loss for the third quarter of 2015 was $5.0 million, or $0.02 per diluted share, compared to non-GAAP adjusted net income for the same period of 2014 of $38.3 million, or $0.17 per diluted share. Non-GAAP adjusted net income (loss) excludes foreign exchange gains and losses, net of related income tax effects. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net income (loss).

•
Non-GAAP unit cash cost per pound of copper produced for the third quarter of 2015 was, on a by-product basis, net of gold credits, negative $0.16 per pound and, on a co-product basis, $1.66 per pound of copper and $527 per ounce of gold. Non-GAAP unit cash costs in the third quarter of 2014 was, on a by-product basis, $0.77 per pound and on a co-product basis, $1.80 per pound of copper and $477 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Capital expenditures for the third quarter of 2015 were $24.9 million, composed of $21.9 million for Mount Milligan Mine and $3.0 million for the Langeloth Facility, Endako Mine and corporate combined, compared to $21.9 million for the third quarter of 2014.

Summary of Quarterly Results
(US$ in millions, except per share, per pound and per ounce amounts—unaudited)

	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31, 2014	Sep 30 2014
Financial Information
Revenues	$141.7	$134.1	$123.0	$168.0	$229.3
Operating income (loss)	$10.5	$12.1	$5.2	$(98.1)	$63.8
Net (loss) income	$(60.9)	$0.3	$(87.2)	$(135.6)	$(11.1)
Loss per share:
—basic	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)
—diluted	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)
Cash generated by (used in) operating activities	$38.5	$23.9	$(5.3)	$34.9	$83.0
Adjusted Non-GAAP Measures (1)
Adjusted net (loss) income	$(5.0)	$(13.5)	$(14.2)	$(10.0)	$38.3
Adjusted net (loss) income per share
—basic	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.18
—diluted	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.17
Operational Statistics
Copper
Payable production (000's lb) (2)	16,363	20,159	15,405	18,024	16,267
Cash cost ($/payable lb produced) - By-Product (1)	$(0.16)	$0.48	$1.12	$1.16	$0.77
Cash cost ($/payable lb produced) - Co-Product (1)	$1.66	$1.55	$1.64	$1.88	$1.80
Copper sold (000's lb)	24,427	21,195	14,791	15,478	16,482
Average realized sales price ($/lb) (1)	$2.09	$2.63	$2.47	$2.75	$3.02
Gold
Payable production (oz) (2)	53,791	59,917	46,119	40,967	60,366
Cash cost ($/payable oz produced) - Co-Product (1)	$527	$434	$498	$506	$477
Gold sold (oz)	75,451	57,920	36,750	38,910	57,974
Average realized sales price ($/oz) (1)	$926	$975	$986	$1,003	$952
Molybdenum
Mined molybdenum production (000's lb)	—	—	—	4,328	6,560
Cash cost ($/lb produced)	$—	$—	$—	$10.34	$6.77
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	592	576	2,552	5,756	6,732
Purchased and processed product	2,342	1,679	1,733	2,376	2,181
	2,934	2,255	4,285	8,132	8,913
Average realized sales price ($/lb)	$7.86	$9.23	$10.00	$10.79	$13.94
___________________________________________________________

(1)	See "Non-GAAP Financial Measures" for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

Selected Condensed Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(unaudited)		(unaudited)
Financial Information
Revenues
Copper sales	$43.5	$45.7	$125.0	$140.3
Gold sales	69.5	55.0	161.8	133.5
Molybdenum sales	23.0	124.3	86.7	353.5
Tolling, calcining and other	5.7	4.3	25.3	11.4
Total revenues	141.7	229.3	398.8	638.7
Costs and expenses
Cost of sales
Operating expenses	88.5	133.4	246.8	395.2
Depreciation, depletion and amortization	30.9	22.7	77.7	78.3
Total cost of sales	119.4	156.1	324.5	473.5
Total costs and expenses	131.2	165.5	371.0	504.5
Operating income	10.5	63.8	27.8	134.2
Other expense	88.4	79.7	204.2	128.1
(Loss) income before income and mining taxes	(77.9)	(15.9)	(176.4)	6.1
Income and mining tax benefit	(17.0)	(4.8)	(28.6)	(5.3)
Net (loss) income	$(60.9)	$(11.1)	$(147.8)	$11.4
Net (loss) income per share
Basic	$(0.28)	$(0.05)	$(0.68)	$0.06
Diluted	$(0.28)	$(0.05)	$(0.68)	$0.05
Cash generated by (used in) operating activities	$38.5	$83.0	$57.1	$149.9
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$(5.0)	$38.3	$(32.7)	$64.6
Adjusted net income (loss) per share—basic (1)	$(0.02)	$0.18	$(0.15)	$0.35
Adjusted net income (loss) per share—diluted (1)	$(0.02)	$0.17	$(0.15)	$0.29

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(unaudited)		(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (1)	16,363	16,267	51,927	46,545
Cash cost ($/payable lb produced) - By-Product (2)	$(0.16)	$0.77	$0.46	$1.14
Cash cost ($/payable lb produced) - Co-Product (2)	1.66	$1.80	$1.61	$2.00
Copper sold (000's lb)	24,427	16,482	60,413	49,214
Average realized sales price ($/lb) (2)	$2.09	$3.02	$2.37	$3.10
Gold
Payable production (oz)	53,791	60,366	159,827	136,639
Cash cost ($/payable oz produced) - Co-Product (2)	$527	$477	$484	$530
Gold sold (oz)	75,451	57,974	170,121	133,831
Average realized sales price ($/oz) (2)	$926	$952	$956	$1,002
Molybdenum
Mined production (000's lb) (3)	—	6,560	—	21,928
Cash cost ($/lb produced)	$—	$6.77	$—	$6.23
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	592	6,732	3,720	22,762
Purchased and processed product	2,342	2,181	5,754	5,685
	2,934	8,913	9,474	28,447
Average realized sales price ($/lb)	$7.86	$13.94	$9.15	$12.43
_______________________________________________________________________________

(1)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

(2)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(3)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines. (Excludes molybdenum processed from purchased product.)

Updated Guidance
The Company has updated its 2015 guidance as of November 9, 2015, to reflect revisions to the ranges for (i) payable production and cash costs for its copper and gold business; and (ii) care and maintenance and stripping costs and cash flow from operations for its molybdenum business. These ranges have been updated based on actual operational performance and costs through September 30, 2015, and management's expectations for the remainder of 2015.
The table below presents (i) updated guidance for fiscal year 2015 as of November 9, 2015; and (ii) for comparison purposes, the guidance management previously provided in the Company's Form 10-Q for the three months ended June 30, 2015.

	Year Ended December 31, 2015 (Estimated) (Updated)	Year Ended December 31, 2015 (Estimated) (Previous)
Mount Milligan Mine Copper and Gold
Concentrate production (000's dry tonnes)	140 - 150	140 - 160
Copper payable production (000's lb)	70,000 - 80,000	70,000 - 90,000
Gold payable production (000's oz)	210 - 220	200 - 220
Unit cash cost - By-product ($/payable lb copper produced): (1) (2)	$0.55 - $0.75	$0.70 - $0.90
Molybdenum Business - Cash Inflow (Outflow) ($ in millions): (2)(3)
Ongoing molybdenum operations - Langeloth	$6 - $10	$6 - $10
Suspended molybdenum operations:
TC Mine
Care and Maintenance	($8 - $9)	($7 - $10)
Phase 8 Stripping	($3 - $4)	($4 - $5)
Sale of Inventory	$32 - $34	$32 - $34
Endako Mine (75% share)
Temporary suspension, care and maintenance and severance costs	($16 - $18)	($17 - $19)
Sale of inventory	$10 - $11	$10 - $11
Total Cash Flow from Molybdenum Operations (3)	$21 - $23	$20 - $21
Capital expenditures ($ in millions): (2)(4)
Mount Milligan operations	$22 ± 10%	$22 ± 10%
Mount Milligan tailings dam	$24 ± 10%	$24 ± 10%
Mount Milligan secondary crusher engineering and site preparation	$15 ± 10%	$15 ± 10%
Mount Milligan vendor claims settlement (5)	$13	$13
Langeloth and other	$7 ± 10%	$7 ± 10%
Total capital expenditures	$81 ± 10%	$81 ± 10%
_______________________________________________________________________________

(1)
Copper by-product unit cash cost is calculated using gold by-product credits and a gold price of $781 per ounce for the first nine months of 2015 and an expected gold price of $753 per ounce for the last quarter of 2015, which takes into account the contractual price of $435 per ounce under the Gold Stream Arrangement.

(2)
Estimates for cash costs, molybdenum cash inflow (outflow) and cash capital expenditures assume an average foreign exchange rate of US$1.00 = C$1.26 for the first nine months of 2015 and US$1.00 = C$1.28 for the last quarter of 2015.

(3)	Cash inflow (outflow) excludes capital expenditures.

(4)	Includes 2015 cash capital expenditures, but excludes cash capital expenditures related to 2014 accruals paid in 2015.

(5)
In July 2015, Terrane Metals Corp., a wholly-owned subsidiary of the Company (“Terrane”), settled outstanding claims from two contractors that provided construction and installation services for the construction of Mount Milligan. The settlement amount was a one-time payment made in the third quarter of 2015.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess its operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net (Loss) Income, Adjusted Net (Loss) Income Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to our business.
Adjusted net (loss) income represents the (loss) income prepared in accordance with US GAAP, adjusted for significant non-cash items.
For the first nine months of 2015 and 2014, the significant items were the net gains and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects. For the five quarters ended September 30, 2015, the significant items were the net gains and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects and impairments on our property, plant and equipment and materials and supplies inventory.
In connection with the Company's strategy to manage cash balances, fund its operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net (loss) income each period. At each period end, management compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive Loss. Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Condensed Consolidated Statements of Operations and Comprehensive Loss. As the loans between the parent company and its subsidiaries are the primary driver of the Company's foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of our non-GAAP measures excluding these gains or losses provides useful information to our investors regarding the Company's financial condition and results of operations.
Adjusted net (loss) income per share (basic and diluted) is calculated using adjusted net (loss) income, as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, management calculates weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), the Company utilizes weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP.
The following tables reconcile net (loss) income presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net (loss) income and adjusted net (loss) income per share—basic and diluted— for the three and nine months ended September 30, 2015 and 2014 and for the five quarters ended September 30, 2015. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

Non-GAAP Reconciliation

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net (loss) income	$(60.9)	$(11.1)	$(147.8)	$11.4
Add (Deduct):
Loss on foreign exchange (1)	69.9	59.7	142.5	63.9
Tax expense benefit on foreign exchange loss	(14.0)	(10.3)	(27.4)	(10.7)
Non-GAAP adjusted net (loss) income	$(5.0)	$38.3	$(32.7)	$64.6

Net (loss) income per share
Basic	$(0.28)	$(0.05)	$(0.68)	$0.06
Diluted	$(0.28)	$(0.05)	$(0.68)	$0.05
Adjusted net (loss) income per share
Basic	$(0.02)	$0.18	$(0.15)	$0.35
Diluted	$(0.02)	$0.17	$(0.15)	$0.29
Weighted-average shares
Basic	221.2	213.9	217.9	186.8
Diluted	221.2	220.4	217.9	220.1

(1)
Included foreign exchange losses of $1.1 million and $2.4 million presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2015, respectively. Included $0.6 million of foreign exchange gains for each of the three and nine months ended September 30, 2014 which was presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2014.

	Three Months Ended
	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014
Net (loss) income	$(60.9)	$0.3	$(87.2)	$(135.6)	$(11.1)
Add (Deduct):
Asset impairments	—	—	—	104.8	—
Tax benefit of asset impairments (1)	—	—	—	(7.0)	—
Loss (gain) on foreign exchange (2)	69.9	(17.2)	89.8	34.8	59.7
Tax (benefit) expense on foreign exchange loss (gain)	(14.0)	3.4	(16.8)	(7.0)	(10.3)
Non-GAAP adjusted net (loss) income	$(5.0)	$(13.5)	$(14.2)	$(10.0)	$38.3

Net (loss) income per share
Basic	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)
Diluted	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)
Adjusted net (loss) income per share
Basic	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.18
Diluted	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.17
Weighted-average shares
Basic	221.2	218.0	214.4	214.1	213.9
Diluted	221.2	218.0	214.4	214.1	220.4
_______________________________________________________________________________

(1) The asset impairment for Endako Mine and TC Mine in 2014 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included a foreign exchange loss of $1.1 million; a foreign exchange gain of $0.3 million, a foreign exchange loss of $1.6 million, foreign exchange gains of $0.5 million, and a $0.6 million foreign exchange loss, presented in income and mining tax expense (benefit) in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's copper-gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although unit cash costs on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP, and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash costs on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory, non-cash corporate allocations, other non-cash employee benefits, such as stock-based compensation, depreciation, depletion, amortization, and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute.
On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).
The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Condensed Consolidated Statements of Operations and Comprehensive Loss in the determination of net income (loss) for the three and nine months ended September 30, 2015 and 2014 and for the five quarters ended September 30, 2015.
Non-GAAP cash cost

	Three Months Ended		Nine Months Ended
(US$ in millions)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Direct mining costs (1)	$41.3	$48.8	$123.7	$138.2
Truck and rail transportation and warehousing costs	3.9	3.8	12.1	10.0
Costs reflected in inventory and operations costs	$45.2	$52.6	$135.8	$148.2
Refining and treatment costs	7.9	4.4	19.0	12.9
Ocean freight and insurance costs	2.5	1.1	6.3	4.6
Direct costs reflected in revenue and selling and marketing costs	$10.4	$5.5	$25.3	$17.5
Non-GAAP cash costs	$55.6	$58.1	$161.1	$165.7
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(10.4)	$(5.5)	$(25.3)	$(17.5)
Changes in inventory	14.1	(4.5)	8.9	14.0
Silver by-product credits (2)	(1.4)	(1.1)	(3.8)	(3.4)
Non cash costs and other	0.2	0.4	0.6	1.1
Copper-Gold segment US GAAP operating expenses	$58.1	$47.4	$141.5	$159.9

	Three Months Ended
(US$ in millions)	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014
Direct mining costs (1)	$41.3	$45.0	$37.4	$45.2	$48.8
Truck and rail transportation and warehousing costs	3.9	3.8	4.4	3.3	3.8
Costs reflected in inventory and operations costs	$45.2	$48.8	$41.8	$48.5	$52.6
Refining and treatment costs	7.9	6.6	4.5	4.6	4.4
Ocean freight and insurance costs	2.5	1.8	2.0	1.5	1.1
Direct costs reflected in revenue and selling and marketing costs	$10.4	$8.4	$6.5	$6.1	$5.5
Non-GAAP cash costs	$55.6	$57.2	$48.3	$54.6	$58.1
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(10.4)	$(8.4)	$(6.5)	$(6.1)	$(5.5)
Changes in inventory	14.1	1.8	(7.0)	(6.2)	(4.5)
Silver by-product credits (2)	(1.4)	(1.2)	(1.2)	(0.9)	(1.1)
Non cash costs and other	0.2	0.2	0.2	—	0.4
Copper-Gold segment US GAAP operating expenses	$58.1	$49.6	$33.8	$41.4	$47.4
_______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended		Nine Months Ended
(US$ in millions, except pounds and per pound amounts)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Copper payable production (000's lbs)	16,363	16,267	51,927	46,545
Non-GAAP cash cost	$55.6	$58.1	$161.1	$165.7
Less by-product credits
Gold sales (1)	$69.9	$55.2	$162.6	$134.1
Gold sales related to deferred portion of Gold Stream Arrangement	(13.1)	(10.8)	(29.5)	(24.9)
Net gold by-product credits	$56.8	$44.4	$133.1	$109.2
Silver by-product credits (2)	1.4	1.1	3.9	3.4
Total by-product credits	$58.2	$45.5	$137.0	$112.6
Non-GAAP cash cost net of by-product credits	$(2.6)	$12.6	$24.1	$53.1
Non-GAAP cash cost per pound, on a by-product basis	$(0.16)	$0.77	$0.46	$1.14

	Three Months Ended
(US$ in millions, except pounds and per pound amounts)	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014
Copper payable production (000's lbs)	16,363	20,159	15,405	18,024	16,267
Non-GAAP cash cost	$55.6	$57.2	$48.3	$54.6	$58.1
Less by-product credits
Gold sales (1)	$69.9	$56.5	$36.2	$39.0	$55.2
Gold sales related to deferred portion of Gold Stream Arrangement	(13.1)	(10.0)	(6.4)	(6.3)	(10.8)
Net gold by-product credits	$56.8	$46.5	$29.8	$32.7	$44.4
Silver by-product credits (2)	1.4	1.3	1.2	0.9	1.1
Total by-product credits	$58.2	$47.8	$31.0	$33.6	$45.5
Non-GAAP cash cost net of by-product credits	$(2.6)	$9.4	$17.3	$21.0	$12.6
Non-GAAP cash cost per pound, on a by-product basis	$(0.16)	$0.48	$1.12	$1.16	$0.77
_______________________________________________________________________________
(1) Excluded refining and treatment charges.
(2) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended		Nine Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Copper payable production (000’s lbs)	16,363	16,267	51,927	46,545
Gold payable production in Cu eq. (000’s lbs) (1)	17,199	15,976	48,598	36,541
Payable production (000’s lbs)	33,562	32,243	100,525	83,086

Non-GAAP cash cost allocated to Copper	$27.2	$29.3	$83.2	$92.8
Non-GAAP cash cost per pound, on a co-product basis	$1.66	$1.80	$1.61	$2.00

Non-GAAP cash cost allocated to Gold	$28.4	$28.8	$77.9	$72.9
Gold payable production (ounces)	53,791	60,366	159,827	136,639
Non-GAAP cash cost per ounce, on a co-product basis	$527	$477	$484	$530

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014
Copper payable production (000’s lbs)	16,363	20,159	15,405	18,024	16,267
Gold payable production in Cu eq. (000’s lbs) (1)	17,199	17,317	14,082	10,954	15,976
Payable production (000’s lbs)	33,562	37,476	29,487	28,978	32,243

Non-GAAP cash cost allocated to Copper	$27.2	$30.8	$25.2	$34.0	$29.3
Non-GAAP cash cost per pound, on a co-product basis	$1.66	$1.55	$1.64	$1.88	$1.80

Non-GAAP cash cost allocated to Gold	$28.4	$26.4	$23.1	$20.6	$28.8
Gold payable production (ounces)	53,791	59,917	46,119	40,967	60,366
Non-GAAP cash cost per ounce, on a co-product basis	$527	$434	$498	$506	$477
______________________________________________________________________________

(1) For the nine months ended September 30, 2015 gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $781 and a copper price of $2.57. For the nine months ended September 30, 2014 gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $842 and a copper price of $3.15. Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $764, $795, $806, $829 and $840 per ounce for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.39, $2.75, $2.64, $3.10 and $3.17 per pound for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

Average realized sales price
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross, together with the final pricing adjustments and mark-to-market adjustments by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except pounds, ounces and per unit amounts)	2015	2014	2015	2014
Average realized sales price for Copper
Copper sales reconciliation ($)
Copper sales, excluding adjustments	$59.6	$52.6	$156.3	$155.2
Final pricing adjustments	(7.1)	1.3	(12.8)	(0.7)
Mark-to-market adjustments	(1.5)	(4.0)	(0.3)	(1.9)
Copper sales, net of adjustments	51.0	49.9	143.2	152.6
Less Refining and treatment costs	7.5	4.2	18.2	12.3
Copper sales	$43.5	$45.7	$125.0	$140.3

Pounds of Copper sold (000's lb)	24,427	16,482	60,413	49,214

Average realized sales price for Copper on a per pound basis
Copper sales excluding adjustments	$2.44	$3.19	$2.59	$3.15
Final pricing adjustments	(0.29)	0.08	$(0.21)	(0.01)
Mark-to-market adjustments	(0.06)	(0.25)	$(0.01)	(0.04)
Average realized Copper sales price per pound sold	$2.09	$3.02	$2.37	$3.10

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$17.0	$13.0	$38.4	$30.2
Gold sales related to deferred portion of Gold Stream Arrangement	13.1	10.8	29.5	24.9
Gold sales under Gold Stream Arrangement	30.1	23.8	67.9	55.1

TCM share of gold sales to MTM Customers	40.2	35.6	95.4	82.8
Final pricing adjustments	(0.4)	(0.2)	(0.8)	(0.5)
Mark-to-market adjustments	0.1	(4.0)	0.1	(3.3)
Gold sales TCM Share	39.9	31.4	94.7	79.0
Gold sales, net of adjustments	70.0	55.2	162.6	134.1
Less Refining and treatment costs	0.5	0.2	0.8	0.6
Gold sales	69.5	55.0	161.8	133.5

Ounces of gold sold to Royal Gold	39,061	29,965	88,285	69,329
TCM share of ounces of gold sold to MTM customers	36,390	28,009	81,836	64,502
Total ounces of Gold sold	75,451	57,974	170,121	133,831

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	334	359	334	$359
Average realized sales price per ounce sold to Royal Gold	$769	$794	$769	$794

TCM share of gold sales to MTM Customers	$1,105	$1,271	1,166	$1,284
Final pricing adjustments	(11)	(7)	(10)	(8)
Mark-to-market adjustments	3	(143)	1	(51)
Average realized sales price per ounce sold for TCM share	$1,097	$1,121	$1,157	$1,225

Average realized sales price per ounce sold	$926	$952	$956	$1,002

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014
Average realized sales price for Copper

Copper sales reconciliation ($)
Copper sales, excluding adjustments	$59.6	$58.4	$38.3	$46.6	$52.6
Final pricing adjustments	(7.1)	1.6	(7.3)	(2.5)	1.3
Mark-to-market adjustments	(1.5)	(4.3)	5.5	(1.5)	(4.0)
Copper sales, net of adjustments	51.0	55.7	36.5	42.6	49.9
Less Refining and treatment costs	7.5	6.4	4.3	4.4	4.2
Copper sales	$43.5	$49.3	$32.2	$38.2	$45.7

Pounds of Copper sold (000's lb)	24,427	21,195	14,791	15,478	16,482

Average realized sales price for Copper on a per unit basis
Copper sales excluding adjustments	$2.44	$2.76	$2.59	$3.01	$3.19
Final pricing adjustments	(0.29)	0.08	(0.49)	(0.16)	0.08
Mark-to-market adjustments	(0.06)	(0.21)	0.37	(0.10)	(0.25)
Average realized Copper sales price per pound sold	$2.09	$2.63	$2.47	$2.75	$3.02

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$17.0	$13.1	$8.3	$8.8	$13.0
Gold sales related to deferred portion of Gold Stream Arrangement	13.1	10.0	6.4	6.3	10.8
Gold sales under Gold Stream Arrangement	30.1	23.1	14.7	15.1	23.8
TCM share of gold sales to MTM Customers	40.2	34.0	21.2	24.0	35.6
Final pricing adjustments	(0.4)	(1.1)	0.7	(2.5)	(0.2)
Mark-to-market adjustments	0.1	0.4	(0.4)	2.4	(4.0)
Gold sales TCM Share	39.9	33.3	21.5	23.9	31.4
Gold sales, net of adjustments	70.0	56.4	36.2	39.0	55.2
Less Refining and treatment costs	0.5	0.1	0.2	0.2	0.2
Gold sales	$69.5	$56.3	$36.0	$38.8	$55.0

Ounces of gold sold to Royal Gold	39,061	30,070	19,154	20,217	29,965

TCM share of ounces of gold sold to MTM customers	36,390	27,850	17,596	18,692	28,009
Total ounces of Gold sold	75,451	57,920	36,750	38,909	57,974

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	334	334	334	312	359
Average realized sales price per ounce sold to Royal Gold	$769	$769	$769	$747	$794

TCM share of gold sales to MTM Customers	$1,105	$1,221	$1,205	$1,284	$1,271
Final pricing adjustments	(11)	(39)	40	(134)	(7)
Mark-to-market adjustments on current period sales	3	15	(25)	129	(143)
Average realized sales price per ounce sold for TCM share	$1,097	$1,197	$1,220	$1,279	$1,121

Average realized sales price per ounce sold	$926	$975	$985	$1,002	$952

Additional information on the Company’s financial position is available in Thompson Creek’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its third quarter 2015 financial results on Monday, November 9, 2015 at 12:00 pm Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://bit.ly/1X9I1DM and www.thompsoncreekmetals.com.

An archived recording of the third quarter 2015 conference call/webcast will be available through November 23, 2015, by dialing 1 (416) 849-0833 or 1 (855) 859-2056 and entering replay code 60659850.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development project is the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this news release, other than purely historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and applicable Canadian securities legislation and are intended to be covered by the safe harbor provided by these regulations. These forward-looking statements can, in some cases, be identified by the use of such terms as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements and ability to refinance or reduce debt on favorable terms or at all; future liquidity; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected impact of an internal corporate restructuring on utilization of tax attributes; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected ramp-up at Mount Milligan Mine, including expected achievement of design capacities, decisions regarding whether to proceed with the construction of a permanent secondary crusher, and the effects of secondary crushing; future operating plans and goals, including statements regarding Langeloth's business model; and future molybdenum, copper, gold and silver prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in our 2014 Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Francois Perron Renmark Financial Communications Inc. Tel: (416) 644-2020 fperron@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(US dollars in millions, except share amounts)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$217.1	$265.6
Accounts receivable	52.0	42.0
Accounts receivable-related parties	0.7	4.1
Product inventory	44.7	96.6
Materials and supplies inventory	26.0	30.4
Prepaid expenses and other current assets	6.0	7.7
Income and mining taxes receivable	1.2	0.5
Restricted cash	—	1.6
Deferred income tax assets	0.2	0.1
	347.9	448.6
Property, plant, equipment and development, net	1,923.1	2,218.3
Restricted cash	—	5.7
Reclamation deposits	10.1	10.3
Other assets	34.2	35.4
Deferred income tax assets	133.3	128.0
	$2,448.6	$2,846.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$73.9	$93.1
Income, mining and other taxes payable	0.4	1.8
Current portion of Gold Stream deferred revenue	42.6	40.4
Current portion of long-term debt	0.7	3.9
Current portion of long-term lease obligations	25.5	22.8
Deferred income tax liabilities	12.9	14.1
Other current liabilities	2.5	0.3
	158.5	176.4
Gold Stream deferred revenue	695.0	721.1
Long-term debt	831.5	872.3
Long-term lease obligations	33.8	45.7
Other liabilities	20.8	5.2
Asset retirement obligations	34.3	35.3
Deferred income tax liabilities	80.6	102.8
	1,854.5	1,958.8
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 221,233,232 and 214,148,315 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	1,195.9	1,186.1
Additional paid-in capital	81.8	86.6
Accumulated deficit	(394.7)	(246.9)
Accumulated other comprehensive income (loss)	(288.9)	(138.3)
	594.1	887.5
	$2,448.6	$2,846.3

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(US dollars in millions, except per share amounts)	2015	2014	2015	2014
REVENUES
Copper sales	$43.5	$45.7	$125.0	$140.3
Gold sales	69.5	55.0	161.8	133.5
Molybdenum sales	23.0	124.3	86.7	353.5
Tolling, calcining and other	5.7	4.3	25.3	11.4
Total revenues	141.7	229.3	398.8	638.7
COSTS AND EXPENSES
Cost of sales
Operating expenses	88.5	133.4	246.8	395.2
Depreciation, depletion and amortization	30.9	22.7	77.7	78.3
Total cost of sales	119.4	156.1	324.5	473.5
Selling and marketing	3.1	3.1	8.3	10.8
Accretion expense	0.6	0.9	1.8	2.7
General and administrative	4.6	5.1	15.1	16.9
Exploration	—	0.3	0.1	0.6
Costs for idle mining operations	3.5	—	21.2	—
Total costs and expenses	131.2	165.5	371.0	504.5
OPERATING INCOME	10.5	63.8	27.8	134.2
OTHER EXPENSE
Loss on foreign exchange	68.8	60.3	140.1	64.5
Interest and finance fees	21.3	22.5	66.2	69.4
Loss from debt extinguishment	—	—	2.8	0.5
Interest (income)	—	—	(0.1)	(0.2)
Other	(1.7)	(3.1)	(4.8)	(6.1)
Total other expense	88.4	79.7	204.2	128.1
(Loss) income before income and mining taxes	(77.9)	(15.9)	(176.4)	6.1
Total income and mining tax benefit	(17.0)	(4.8)	(28.6)	(5.3)
NET (LOSS) INCOME	$(60.9)	$(11.1)	$(147.8)	$11.4
COMPREHENSIVE LOSS
Foreign currency translation	(71.2)	(58.2)	(150.6)	(61.8)
Total other comprehensive loss	(71.2)	(58.2)	(150.6)	(61.8)
Total comprehensive loss	$(132.1)	$(69.3)	$(298.4)	$(50.4)

NET (LOSS) INCOME PER SHARE
Basic	$(0.28)	$(0.05)	$(0.68)	$0.06
Diluted	$(0.28)	$(0.05)	$(0.68)	$0.05
Weighted-average number of common shares
Basic	221.2	213.9	217.9	186.8
Diluted	221.2	213.9	217.9	220.1

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(US dollars in millions)	2015	2014	2015	2014
OPERATING ACTIVITIES
Net (loss) income	$(60.9)	$(11.1)	$(147.8)	$11.4
Adjustments to reconcile net (loss) income
Depreciation, depletion and amortization	30.9	22.7	77.7	78.3
Deferred revenue related to Gold Stream Arrangement	(13.1)	(10.8)	(29.5)	(24.9)
Accretion expense	0.6	0.9	1.8	2.7
Amortization of finance fees	1.2	1.2	3.6	3.8
Stock-based compensation	1.7	1.9	4.8	4.5
Obsolete materials and supplies inventory write downs	—	0.1	—	0.3
Product inventory write downs	4.7	2.3	11.7	8.9
Deferred income tax benefit	(16.5)	(11.3)	(26.6)	(20.6)
Unrealized loss (gain) on financial instruments and mark-to-market adjustments	2.0	(1.6)	2.0	(4.8)
Unrealized foreign exchange loss	67.5	60.3	138.1	63.9
Debt extinguishment	—	—	0.4	(0.1)
Changes in other long term liabilities	15.9	—	15.9	—
Changes in other long term assets	—	—	(2.5)	—
Gold Stream Arrangement net payable	8.0	14.0	8.3	24.9
Change in current assets and liabilities (Note 17)	(3.5)	14.4	(0.8)	1.6
Cash generated by operating activities	38.5	83.0	57.1	149.9
INVESTING ACTIVITIES
Capital expenditures	(24.9)	(21.9)	(47.8)	(70.4)
Capitalized interest payments	(0.2)	(1.3)	(1.2)	(8.2)
Restricted cash	—	0.4	7.2	0.4
Reclamation refund	0.2	—	0.2	—
Reclamation deposit	—	—	—	(10.0)
Cash used in investing activities	(24.9)	(22.8)	(41.6)	(88.2)
FINANCING ACTIVITIES
Equipment financings and repayments	(6.4)	(5.4)	(19.0)	(16.2)
Repayment of long-term debt	(0.5)	(1.2)	(2.8)	(10.0)
Senior note repurchases	—	—	(41.0)	—
Proceeds from issuance of common shares, net	0.1	—	0.6	—
Cash used in financing activities	(6.8)	(6.6)	(62.2)	(26.2)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.8)	(3.1)	(1.8)	(2.8)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6.0	50.5	(48.5)	32.7
Cash and cash equivalents, beginning of period	211.1	216.1	265.6	233.9
Cash and cash equivalents, end of period	$217.1	$266.6	$217.1	$266.6